UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 7, 2025

(Date of earliest event reported)

Turtle Beach Corporation

(Exact name of registrant as specified in its charter)

001-35465

(Commission File Number)

Nevada	27-2767540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15822 Bernardo Center Drive, Suite 105 San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

(914) 345-2255

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001	TBCH	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 7, 2025, Turtle Beach Corporation (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) related to the issuance of a press release announcing its financial results for its quarter ended June 30, 2025.

Subsequent to that filing, the Company identified a typographical error in table 3 of the press release denoting that the table presented the cash flow statement as of the three months ended June 30, 2024 and June 30, 2025 rather than the cash flow statement as of the six months ended June 30, 2024 and June 30, 2025. This error has been corrected. This change did not affect any other tables or texts. As a result, the Company is filing this Current Report on Form 8-K/A.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1 104	Condensed Consolidated Statements of Cash Flows, dated August 8, 2025 (corrected) Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date:	August 8, 2025	By:	/s/ MARK WEINSWIG
Mark Weinswig Chief Financial Officer